Exhibit 99.3

JOINT FILING AGREEMENT

Dated as of November 17, 2017

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, each of the undersigned hereby agrees to the joint filing on behalf of each of the undersigned of a Schedule 13D (including any and all amendments thereto) with respect to the common shares, par value $0.0001 per share, of Rosehill Resources Inc., a Delaware corporation, and that this Joint Filing Agreement may be included as an Exhibit to such joint filing.

This Joint Filing Agreement may be executed in any number of counterparts, all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the date first written above.

2012 BUERGER FAMILY SD LLC

By:	/s/ Constance M. Buerger
Name:	Constance M. Buerger
Title:	Manager

2003 ALAN H. BUERGER TRUST FOR REID S. BUERGER

By:	/s/ Constance M. Buerger
Name:	Constance M. Buerger
Title:	Trustee

/s/ Constance M. Buerger
Constance M. Buerger

/s/ Reid S. Buerger
Reid S. Buerger